Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (the “Agreement”) is made and entered into as of this 6 day of February, 2024 (the “Effective Date”), by and between Matthew Harward (“Harward”) and MGO Global, Inc. (“MGO”). Harward and the MGO are individually referred to as a “Party” and collectively referred to as the “Parties.”

R E C I T A L S

WHEREAS, Harward was employed by MGO as its Chief Marketing Officer from approximately October 2022 to until September 29, 2023, pursuant to an Executive Employment Agreement signed on October 13, 2022.

WHEREAS, in a letter dated November 9, 2023, Harward informally asserted certain claims against MGO based on MGO’s alleged failure to meet its obligations under the Executive Employment Agreement. MGO disputes those claims and has informally asserted other disputed claims against Harward (the “Dispute”).

WHEREAS, without admitting the factual or legal basis for any claim or counterclaim, all of which are expressly denied by each Party, the Parties desire to resolve, settle, and compromise all disputes and claims between them of any kind or character whatsoever. The Parties wish to have a complete parting of ways with no further claims or obligations between them other than the obligations set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, and to avoid litigation, the Parties hereby agree as follows:

A G R E E M E N T

1. Recitals. The Parties agree and warrant that the above recitals are true and accurate and are hereby incorporated into this Agreement by reference.

2. Settlement Payment. In consideration for Harward’s release of claims and other terms set forth in this Agreement, MGO shall pay to Harward the total sum of $200,000.00 (two hundred thousand dollars) (the “Settlement Payment”), comprised of the following:

a.	$27,500.00 to be paid in cash for wages paid via payroll check subject to payroll tax withholdings and reported on Form W-2, which shall be paid within fourteen days after Harward executes this Agreement.

b.	$72,500.00 to be paid in cash for non-wage remedies, including alleged statutory treble damages, unreimbursed business expenses, and attorneys’ fees, paid to “Yen Pilch Robaina & Kresin PLC in trust for Matthew Harward” via nonpayroll check and reported on Form 1099, which shall be paid within fourteen days after Harward executes this Agreement.

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c.	$100,000.00 to be paid through the issuance of 232,019shares of MGO Global, Inc. common stock (based on the closing stock price of $0.431 on January 19, 2024), which shall be issued within fourteen days after Harward executes this Agreement.

3. Releases.

a. Effective upon the execution of this Agreement, and in consideration of that set forth in Paragraphs 2 and 3(b) and other good and valuable consideration, the sufficiency, extent, and validity of which is hereby acknowledged, Harward, for himself and his past, present, and future agents, partners, successors, servants, representatives, predecessors, successors, assigns, and all persons or entities claiming by, through, or under him, hereby irrevocably releases, remises and forever discharges MGO, and each of its past, present, and future, parents, subsidiaries, affiliates, agents, partners, heirs, insurers, attorneys, representatives, members, servants, managers, parent companies, member companies, predecessors, successors, assigns, officers, directors, and employees, of and from any and all manner of action, fees, liens, extents, executions, rights to subrogation, rights to contribution, interest, defenses, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, promises, variances, penalties, demands, warranties, judgments, executions, claims, demands, causes of action, liabilities, controversies, damages, losses, costs, expenses or any nature, including any claim for attorneys’ fees or costs, obligations of any kind or nature, and all other liabilities whatsoever, in law and in equity, whether presently known or unknown, accrued or unaccrued, choate or inchoate, liquidated or unliquidated, suspected or unsuspected, contingent or otherwise, arising from events that occurred from the beginning of the world through the effective date, arising out of Harward’s employment with MGO and/or any other transaction and/or interaction between the Parties including without limitation those related to the Executive Employment Agreement or the Dispute or which were raised or that could have been raised, except to the extent of any obligations that MGO has, and any rights that Harward has, under this Agreement.

b. Likewise, effective upon the execution of this Agreement, and in consideration of that set forth in Paragraph 3(a) and other good and valuable consideration, the sufficiency, extent, and validity of which is hereby acknowledged, MGO, for itself and each of its past, present, and future, parents, subsidiaries, affiliates, agents, partners, heirs, insurers, attorneys, representatives, members, servants, managers, parent companies, member companies, predecessors, successors, assigns, officers, directors, and employees, and all persons or entities claiming by, through, or under it, hereby irrevocably releases, remises and forever discharges Harward and each of his past, present, and future agents, partners, successors, servants, representatives, predecessors, successors, assigns, of and from any and all manner of action, fees, liens, extents, executions, rights to subrogation, rights to contribution, interest, defenses, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, promises, variances, penalties, demands, warranties, judgments, executions, claims, demands, causes of action, liabilities, controversies, damages, losses, costs, expenses or any nature, including any claim for attorneys’ fees or costs, obligations of any kind or nature, and all other liabilities whatsoever, in law and in equity, whether presently known or unknown, accrued or unaccrued, choate or inchoate, liquidated or unliquidated, suspected or unsuspected, contingent or otherwise, arising from events that occurred from the beginning of the world through the effective date, arising out of Harward’s employment with MGO and/or any other transaction and/or interaction between the Parties including without limitation those raised related to the Executive Employment Agreement or the Dispute or that were raised or could have been raised, except to the extent of any obligations that Harward has, and any rights that MGO has, under this Agreement.

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c. The Parties hereby acknowledge that they may hereafter discover facts different from or in addition to those they now know or believe to be true with respect to the claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever that are the subject of the releases set forth in this Agreement, and the Parties expressly agree to assume the risk of possible discovery of additional or different facts and agree that this Agreement shall be and remain effective in all respects regardless of such additional or different facts, except as expressly set forth herein, and regardless of the state of mind or knowledge of other Parties.

d. Notwithstanding the foregoing, this Agreement and the releases contained herein do not in any way impact the rights and obligations created by this Agreement.

4. No Admission of Liability. This Agreement constitutes a compromise of disputed claims. Regardless of any implications or inferences to the contrary, the Parties, and each of them, acknowledge, covenant, and agree that the promises, discharges, waivers, covenants, and releases in this Agreement are not and shall not at any time in the future be construed or deemed for any purposes to be an admission of any wrongdoing or liability by any Party or its successors, assigns, affiliates, partners, officers, directors, agents, privies, employees, managers, insurers, title insurers, attorneys, or accountants and is being entered into solely for the purpose of economic expediency.

5. Binding Effect and Third-Party Beneficiaries. This Agreement (including the releases set forth in Paragraph 3, above) shall be binding upon and shall inure to the benefit of the Parties and their respective officers, directors, attorneys, agents, employees, servants, predecessors, successors, assigns, and all other persons claiming by, through, or under any of them. There are no third-party beneficiaries to this Agreement except for those persons identified in the release provisions in Paragraph 3.

6. Attorneys’ Fees. Should any proceedings or litigation be pursued between the Parties concerning the terms of this Agreement, or the rights and duties of the Parties thereunder, the prevailing party in such proceeding or litigation shall be entitled, in addition to such other relief as may be granted, to payment of all of its costs, expenses (including, but not limited to, expert fees), and reasonable attorneys’ fees incurred in connection therewith.

7. Entire Agreement/Merger. This Agreement is a fully integrated document, containing the entire understanding among the Parties, and supersedes any prior or contemporaneous understandings or written or oral agreements and/or implied agreements and discussions between the Parties, including but not limited to the Executive Employment Agreement, except as expressly set forth in this Agreement.

8. Representations and Warranties. Each Party to this Agreement represents, warrants, and covenants to the other Parties as follows:

a. As of the date this Agreement is executed, there exist no defenses to the performance and enforcement of this Agreement.

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b. This Agreement is the result of negotiations between parties at arm’s length. The terms and conditions of this Agreement are fair and enforceable. The Parties have obtained legal advice concerning the meaning and effect of this Agreement or have had the opportunity to do so, and they had sufficient time to consider the meaning and effect of this Agreement.

c. Such Party has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and has the authority to execute, deliver, and perform this Agreement and all the transactions contemplated hereby, including, without limitation, the releases provided for in Paragraph 3 above.

d. The enforceability of this Agreement is not affected by the provisions of any other agreement to which such Party is a party and will not conflict with any provision of any law or regulation to which such Party is subject.

e. Neither party has sold, assigned, hypothecated, or otherwise transferred any claim released hereunder to any third-party.

f. The Parties agree that the provisions of this Paragraph 8 are material terms of and consideration for this Agreement.

9. Acknowledgment and Consultation with Legal Counsel. Each Party represents that (a) it has read this Agreement in its entirety, (b) its entry into this Agreement has been of its own free will and accord, (c) it has all of the required power, capacity, and authority to enter into, execute, and perform this Agreement, (d) the signatory of this Agreement for that Party has the full right, power, and authority to execute this Agreement on behalf of that Party, and (e) it has received the advice of legal counsel of its own choosing regarding the form, substance, and effect of this Agreement. This Agreement shall be deemed to have been written jointly by the Parties, and ambiguities shall not be construed against either Party by reason of that Party having drafted all or any part of this Agreement.

10. Controlling Law and Choice of Forum. This Agreement and all questions relating to its inducement, validity, interpretation, and performance shall be governed by, construed, interpreted, and enforced in accordance with the substantive laws of the State of Arizona (without reference to conflict of law principles). Any action involving or arising from this Agreement shall be commenced and maintained in the Superior Court of Arizona in and for Maricopa County, and all Parties irrevocably consent to exclusive jurisdiction and venue in such court for such purposes.

11. Indulgences Not Waivers. Neither any failure nor any delay on the part of any Party to exercise any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or of any other right, remedy, power, or privilege. Any waiver of the same must be communicated in writing and signed by the Party that is waiving compliance.

12. Confidentiality. The Parties agree that they will not disclose or communicate to anyone the terms of this settlement agreement, except to their accountants for tax advice and/or for tax purposes, attorneys for legal counseling, or immediate family members, or if required as part of a motion or other proceeding to enforce settlement and to enter judgment, or as may be required by law or regulation. In the case of any such disclosure permitted by this Paragraph, the Parties shall advise such person(s) that the information is subject to a confidentiality agreement and cannot be disclosed to third-parties. However, in the case of an unsolicited inquiry by any person or entity regarding the action, the Parties are permitted to state “the matter has been resolved.”

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13. Construction. This Agreement was drafted initially by the attorneys for Harward as a matter of convenience only and shall not be construed for or against any Party on account thereof but shall be construed according to its plain meaning.

14. Paragraph Headings. Paragraph headings are for reference only and shall not affect the interpretation of any paragraph hereto.

15. Mistake of Fact. The undersigned expressly assume the risk of any mistake of fact and of the possibility that any facts may subsequently be proven to be other than or different from the facts now known to any of the Parties to this Agreement or believed by any of the Parties to exist. It is the expressed intent of the Parties to settle and resolve all controversies addressed herein, finally and forever, without regard to who may or may not be correct in any understanding of fact or law.

16. Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid as to any Party or in any jurisdiction shall, as to that Party or jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions of this Agreement or the operation, enforcement, or validity of that provision as to any other Party or in any other jurisdiction.

17. Selective Enforcement. The Parties agree that the failure of any Party to enforce or exercise any right, condition, term, or provision of this Agreement shall not be construed as or deemed a relinquishment or waiver of that right, condition, term, or provision. Said right, condition, term, or provision shall continue in full force and effect.

18. Additional Instruments and Acts. The Parties shall execute and deliver all such other instruments and take all such other action as any Party may reasonably request from time to time, before or after the execution of this Agreement, necessary to evidence the existence of this Agreement and the effectiveness of the releases set forth in this Agreement.

19. Modifications and Amendments. There shall be no amendments or modifications to this Agreement unless any such amendment or modification is in writing which expressly references this Agreement and which is signed by the Party or Parties to be charged thereby.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually, or taken together, shall bear the signatures of all the Parties reflected hereon as the signatories. Electronic signatures will be deemed acceptable as original signatures.

21. Covenant Not to Sue. Each Party to this Agreement covenants not to institute any litigation, arbitration, claim and/or legal or administrative proceeding related to any of the claims released herein against any other Party to this Agreement other than as may be necessary to enforce the terms of this Agreement.

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22. Further Assurances. The obligations of the Parties require that the Parties exercise good faith and best efforts in effectuating and fulfilling the obligations and mutual promises set forth herein. In furtherance thereof, the parties agree at any time, and from time to time, to take such actions as may be reasonably requested and to execute any and all documents reasonably requested by any other Party to carry out and further the intent of this Agreement.

23. Notices. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be delivered by either overnight mail or by email, to the respective Party to whom such notice, consent, waiver or other communication relates at the following addresses, or to such subsequent addresses of which the Parties so notify each other:

If to Harward:

Matt Harward

188 E. Jefferson St., #1103

Phoenix, AZ 85004

mharward@me.com

with a copy (which shall not, in itself, constitute valid notice) to:

David C. Kresin

Yen Pilch Robaina & Kresin PLC

6017 N. 15th Street

Phoenix, AZ 85014

dck@yprklaw.com

If to MGO:

[Insert Address]

1515 SE 17th Street, Suite 121/#460236

Fort Lauderdale, Florida 33346

mgo@mgoteam.com

with a copy (which shall not, in itself, constitute valid notice) to:

Michael D. Nacht, Esq.

Ross D. Carmel, Esq.

Sichenzia Ross Ference Carmel, LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10037

MNacht@srfc.law

RCarmel@srfc.law

24. Assigns. This Agreement will be binding at all times on and inure to the benefit of the Parties and their respective owners, parents, subsidiaries, affiliates, agents, employees, partners, successors, heirs, and assigns.

25. Non-Disparagement. The Parties shall not, directly or indirectly, at any time, adversely affect or disparage the reputation, prestige, value, image, or impression of the other Party, or the other Party’s officers, directors, affiliates, personnel, products, brands, or related companies, by words, actions, or other communications, or by any omissions to speak, act or, otherwise communicate, or in any other manner whatsoever.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth on the signature page following.

MGO Global, Inc.

Dated: February 7, 2024		/s/
By:
Its:

Dated: February 6, 2024		/s/
Matthew Harward

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